UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 24, 2009
Littelfuse, Inc.
(Exact Name Of Registrant As Specified In Charter)

Delaware	0-20388	36-3795742
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
O’Hare Plaza
8755 West Higgins Road, Suite 500
Chicago, Illinois 60631
(Address of principal executive offices, including zip code)
(773) 628-1000
(Registrant’s telephone number, including area code)
Not applicable
(Former name or address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On April 24, 2009, Littelfuse, Inc. (the “Company”) approved new forms of Restricted Stock Award Agreement (the “Restricted Stock Agreement”) and Stock Option Award Agreement (the “Option Agreement”) for grants under the Littelfuse, Inc. Equity Incentive Compensation Plan (the “Equity Plan”). The Restricted Stock Agreement sets forth the terms and conditions of awards of restricted stock under the Equity Plan, including, but not limited to, vesting, settlement, rights to dividends, voting, transfer restrictions and forfeiture. A copy of the Restricted Stock Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The Option Agreement sets forth the terms and conditions of awards of options for shares of the Company’s common stock under the Equity Plan, including, but not limited to, vesting, settlement of the award, delivery of shares, forfeiture, and transfer restrictions. A copy of the Option Agreement is attached hereto as Exhibit 10.2 and is incorporated herein by reference.
     On April 27, 2009, the Company amended its Littelfuse, Inc. Supplemental Executive Retirement Plan (the “SERP”), freezing benefit accruals for the 2009 calendar year. The amendment provides that participants in the SERP will not receive credit, other than for vesting purposes, for eligible earnings paid or for any months of service worked during 2009. All accrued benefits under the SERP will remain intact, and service credits for vesting and retirement eligibility will continue in accordance with the terms of the SERP. The SERP is a legacy plan with only two active participants.

Item 9.01	Financial Statements and Exhibits
     (d) Exhibits

Exhibit
Number	Description
10.1	Form of Restricted Stock Award Agreement under the Littelfuse, Inc. Equity Incentive Compensation Plan.

10.2	Form of Stock Option Award Agreement under the Littelfuse, Inc. Equity Incentive Compensation Plan.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LITTELFUSE, INC. (Registrant)
Date: April 28, 2009	/s/ Philip G. Franklin
Philip G. Franklin
Vice President, Operations Support, Chief Financial Officer and Treasurer

Exhibit Index

Exhibit
Number	Description
10.1	Form of Restricted Stock Award Agreement under the Littelfuse, Inc. Equity Incentive Compensation Plan.

10.2	Form of Stock Option Award Agreement under the Littelfuse, Inc. Equity Incentive Compensation Plan.